WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES             EXHIBIT 12




                                                   Six Months                 Year
                                                     Ended                    Ended
                                                    June 30                December 31
(A) EXCLUDING INTEREST ON DEPOSITS                    1997                    1996
                                                 -------------           -------------
Earnings:
  Income before income taxes                         $477,399                $934,902
  Less capitalized interest                               (13)                      -
  Fixed charges                                       384,630                 804,019
                                                 -------------           -------------
    Earnings as adjusted                             $862,016              $1,738,921
                                                 =============           =============

Fixed charges:
  Interest on purchased and other
   short term borrowed funds                         $200,958                $431,094
  Interest on long-term debt                          176,989                 359,946
  Portion of rents representative of the
   interest factor (1/3) of rental expense              6,683                  12,979
                                                 -------------           -------------
    Fixed charges                                    $384,630                $804,019
                                                 =============           =============


Ratio of earnings to fixed charges                       2.24  X                 2.16 X

(B) INCLUDING INTEREST ON DEPOSITS:
  Adjusted earnings from (A) above                   $862,016              $1,738,921
  Add interest on deposits                            478,367                 881,562
                                                 -------------           -------------
Earnings as adjusted                               $1,340,383              $2,620,483
                                                 =============           =============

Fixed charges:
  Fixed charges from (A) above                       $384,630                $804,019
  Interest on deposits                                478,367                 881,562
                                                 -------------           -------------
Adjusted fixed charges                               $862,997              $1,685,581
                                                 =============           =============

Adjusted earnings to adjusted fixed                      1.55  X                 1.55 X
 charges
